                                                                    Exhibit 21.1


SUBSIDIARIES OF REGISTRANT


                                            Place of        Percentage of Voting
Name of Subsidiary                        Organization        Securities Owned
------------------                        ------------      --------------------

Marketing Specialists Sales                 Delaware                100%
Corporation

Paul Inman Associates, Inc.                 Michigan                100%

Bromar, Inc.                               California               100%